EXHIBIT 4.14


                                AMENDMENT NO. 1
                                      TO
                   AMENDED AND RESTATED DECLARATION OF TRUST
                                      OF
                        CARRIAGE SERVICES CAPITAL TRUST

      This Amendment No. 1 to the Amended and Restated Declaration of Trust of Carriage Services Capital Trust (the "Trust"), dated as of July 29, 1999 (this "Amendment"), is made and entered into by and among Carriage Services, Inc., a Delaware corporation, as Sponsor (the "Sponsor"), Wilmington Trust Company, a Delaware banking corporation, as Property Trustee (the "Property Trustee"), and Mark W. Duffey, Thomas C. Livengood and Terry E. Sanford (each an "Administrative Trustee," and collectively, the "Administrative Trustees").

                              W I T N E S S E T H

      WHEREAS, the Trust is a Delaware business trust that was created under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. ss. 3801, eT Seq. (the "Act") pursuant to (i) the Declaration of Trust, dated as of May 24, 1999 (the "Original Declaration"), which Original Declaration was amended and restated in its entirety by the Amended and Restated Declaration of Trust, dated as of June 3, 1999 (the "Declaration"), and (ii) the Certificate of Trust of the Trust, dated as of May 24, 1999, as filed with the office of the Secretary of State of the State of Delaware on May 24, 1999;

      WHEREAS, the parties hereto are amending the Declaration to correct a provision in the Declaration that is inconsistent with another provision in the Declaration;

      WHEREAS, this Amendment does not adversely affect in any material respect the interests of any Holder of Securities and does not adversely affect the powers, preferences or rights of the Securities; and

      WHEREAS, in accordance with the terms of Section 12.01(a) of the Declaration, the Sponsor, the Property Trustee and the Administrative Trustees have the power to amend the Declaration to reflect the terms set forth below.

      NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

I.    AMENDMENT.

      Section 3.08(h) of the Declaration is hereby amended by deleting the first sentence of such section and replacing it with the following:

            The Property Trustee will act as Paying Agent and Registrar in Wilmington, Delaware to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act.

II.   MISCELLANEOUS.

      A. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

      B. FULL FORCE AND EFFECT. Except to the extent modified hereby, the Declaration shall remain in full force and effect.

      C. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

      D. GOVERNING LAW. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

      E. EFFECTIVENESS OF AMENDMENT. This Amendment shall be effective upon the giving of notice of this Amendment to the Holders of the Securities, in accordance with Sections 12.01 and 15.01 of the Declaration.

      F. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.



                        [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

                                    CARRIAGE SERVICES, INC.,
                                       as Sponsor


                                    By: /s/ THOMAS C. LIVENGOOD
                                            Name:  Thomas C. Livengood
                                            Title: Executive Vice President


                                    WILMINGTON TRUST COMPANY,
                                       as Property Trustee


                                    By: /s/ JAMES P. LAWLER
                                            Name:  James P. Lawler
                                            Title: Authorized Signatory


                                    MARK W. DUFFEY,
                                     as Administrative Trustee


                                    /s/ MARK W. DUFFEY


                                    THOMAS C. LIVENGOOD,
                                      as Administrative Trustee


                                    /s/ THOMAS C. LIVENGOOD


                                    TERRY E. SANFORD,
                                      as Administrative Trustee


                                    /s/ TERRY E. SANFORD


                                       -3-